EXHIBIT 10b9


                              AMERICAN BRANDS, INC.

                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


1.       Purpose of Plan

         The purpose of the American Brands, Inc. Stock Plan for Non-employee Directors (the "Plan") is to enable American Brands, Inc. ("American") to provide its Non-employee Directors (as defined below) with shares of common stock of American ("Common Stock") and thereby to attract and retain non-employee directors of exceptional ability and further align their interests with those of the other stockholders of American by increasing their proprietary interests in American.


2.       Administration of Plan

         The Plan shall be administered by the Salary Committee (the "Committee") of the Board of Directors of American. None of the members of the Committee shall be eligible to receive shares of Common Stock under the Plan or have been so eligible for receipt within one year prior thereto. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.


3.       Participation

         All Non-employee Directors shall participate in the Plan. The term "Non-employee Director" means a member of the Board of Directors of American who is not at the time of receipt of shares of Common Stock pursuant to the Plan a full-time employee of American or any subsidiary thereof.


4.       Payment of Shares of Common Stock

         (a) Subject to all the terms and conditions of the Plan, each Non-employee Director shall receive 300 shares of Common Stock per year for services as a Non-employee Director during such year. To be entitled to receive such shares with respect to any year, a Non-employee Director must be serving as such immediately following the Annual Meeting of stockholders of American held during such year. Except as otherwise provided in Section 4(b), certificates representing such shares shall be delivered to such Non-employee Director as soon as practicable thereafter.

         (b) A Non-employee Director may elect to defer receipt of shares of Common Stock under this Section 4. The election shall (i) be made in writing to the Secretary of American before the November 1 immediately preceding the year in which the shares of Common Stock


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are to be received, (ii) specify the future date or dates on which the shares of
Common Stock are to be paid or the future event or events upon the occurrence of which the shares are to be paid and (iii) be irrevocable. On each future date or upon the occurrence of each future event so specified, certificates representing the shares whose receipt has been deferred until such date or such future event shall be delivered to the Non-employee Director, together with an amount representing the dividends on such shares that would have been paid prior to such future date or such future event if receipt of such shares had not been so deferred ("unpaid dividends"), together, in the case of cash unpaid dividends, with interest thereon, accrued quarterly from the respective dates such dividends would have been paid, at a rate equal to the average quarterly United States Treasury bill rate. The obligation of American to make payment of any deferred shares of Common Stock or any unpaid dividends (and interest thereon) as provided in this Section 4(b) is not required to be funded.

         (c) An election by a Non-employee Director pursuant to Section 4(b) to defer receipt of any shares of Common Stock shall confer no rights upon such Non-employee Director, as a stockholder of the Company or otherwise, with respect to such shares, but shall confer only the right to receive such shares and unpaid dividends (and interest thereon) as and when provided in Section 4(b).

         (d) Notwithstanding anything to the contrary in Section 4(b) or 4(c), in the event a Non-employee Director has elected to defer receipt of shares of Common Stock pursuant to Section 4(b) and in the event of such person's death prior to receipt thereof, such shares and any unpaid dividends (and interest thereon) provided for in Section 4(b) shall be promptly paid to the beneficiary or beneficiaries designated by such person in writing to the Secretary of American or, if no beneficiary has been so designated, to such person's estate.

         (e) Notwithstanding anything to the contrary in Section 4(b) or 4(c), in the event a Non-employee Director has elected to defer receipt of shares of Common Stock pursuant to Section 4(b) and in the event of a Change in Control (as defined in this Section 4(e)), such shares and any unpaid dividends (and interest thereon) provided for in Section 4(b) shall be promptly paid to such Non-employee Director. A "Change in Control" shall be deemed to have occurred if
(i) any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on February 28, 1995) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, as in effect on February 28, 1995) of stock of American entitled to cast more than 20% of the votes at the time entitled to be cast generally for the election of directors, (ii) more than 50% of the members of the Board of Directors of American shall not be Continuing Directors (which term, as used herein, means the directors of American (A) who are members of the Board of Directors on February 28, 1995 or (B) who subsequently became directors of American and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by American's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of




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Directors),  (iii)  American  shall be merged or  consolidated  with, or, in any transaction or series of transactions, substantially all of the business or assets of American shall be sold or otherwise acquired by, another corporation or entity and, as a result thereof, either (x) the stockholders of American immediately prior thereto shall not directly or indirectly have at least 50% or more of the combined voting power of the surviving, resulting or transferee corporation or entity immediately thereafter or (y) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on February 28, 1995) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on February 28, 1995) of more than 20% of the combined voting power of the surviving, resulting or transferee corporation or entity, or (iv) any change in control of American shall have occurred of a nature that would be required to be reported in response to Item 1(a) of Form 8-K promulgated under the Exchange Act as in effect on February 28, 1995, regardless of whether American is at the time of such change in control subject to the reporting requirement thereof. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if an acquisition of stock that would otherwise constitute a Change in Control pursuant to clause (i) or (iv) of the preceding sentence is made by American or a direct or indirect subsidiary thereof, by any corporation in a merger or consolidation that does not constitute a Change in Control pursuant to clause (iii) of the preceding sentence or by any employee benefit plan (or related trust) sponsored or maintained by American or a direct or indirect subsidiary thereof.

         (f) The right to receive shares of Common Stock, the receipt of which has been deferred by a Non-employee Director pursuant to Section 4(b) shall not be transferable by such Non-employee Director otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

         (g) The shares of Common Stock issued hereunder shall be in addition to any other fees to which a Non-employee Director may be entitled.


5.       Taxes

         Any taxes that are required to be withheld upon delivery of shares of Common Stock issued pursuant to the Plan to a Non-employee Director shall be paid to American in cash by such Non-employee Director unless deducted and withheld from any cash fees payable by American to such Non-employee Director or paid by such Non-employee Director in shares of Common Stock in an exempt transaction under Section 16 of the Exchange Act.


6.       Limitations and Conditions

         (a) The total number of shares of Common Stock that may be issued to Non-employee Directors under the Plan is 20,000. Such total number of shares may consist, in




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whole or in part, of authorized but unissued shares or shares held in American's treasury. The foregoing number may be increased or decreased by the events set forth in Section 7 below.

         (b) Prior to each issuance to a Non-employee Director of shares of Common Stock pursuant to the Plan, such Non-employee Director must make representations satisfactory to the Committee to the effect that such shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and must give a written undertaking to American in form and substance satisfactory to the Committee that he or she will not publicly offer or sell or otherwise distribute such shares other than (i) in the manner and to the extent permitted by Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act or (iii) pursuant to an effective registration statement thereunder.

         (c) Nothing contained herein shall be deemed to create the right in any Non-employee Director to remain a member of the Board of Directors of American, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any shares of Common Stock under the Plan to which he or she is not already entitled with respect to any year.


7.       Stock Adjustments

         In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a) and the number of shares that may be issued to a Non-employee Director with respect to any year as set forth in Section 4(a), (ii) the kind of shares that may be issued under the Plan and (iii) the amount and kind of payment that may be made in respect of unpaid dividends on shares of Common Stock whose receipt has been deferred pursuant to
Section 4(b), as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.


8.       Amendment and Termination

         (a) The Board of Directors of American shall have the power to amend or terminate the Plan at any time; provided, however, that, to be effective, any amendment of the Plan shall comply with the requirements of the rules and regulations promulgated under Section 16(b) of the Exchange Act to the extent necessary so that the receipt of shares of Common Stock by a Non-employee Director under the Plan shall be exempt from such Section 16(b);




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and provided,  further,  that no termination of the Plan shall adversely  affect the rights of any Non-employee Director with respect to any otherwise payable shares of Common Stock whose receipt has been deferred or with respect to unpaid dividends (and interest thereon) pursuant to Section 4(b). Notwithstanding the preceding sentence, no amendment or modification of any provision of the Plan relating to the amount, price and timing of any security that may be granted hereunder may be amended more often than once in every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended.

         (b) Subject to any prior termination of the Plan by the Board of Directors of American, shares of Common Stock shall be issuable under the Plan only with respect to the calendar years 1995 through 1999 inclusive.


9.       Effective Date

         The Plan shall be subject to and effective upon its approval by the stockholders of American.




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